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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[X]  Soliciting Material Pursuant to Section 14a-12

                                 ENDOCARE, INC.
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                (Name of Registrant as Specified In Its Charter)

                             DOUGLAS O. CHINN, M.D.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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         Douglas O. Chinn, M.D. ("Dr. Chinn") is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission as an amendment to the Schedule 14A filed by him on April 7, 2003. Dr. Chinn and the other participants identified below intend to make a preliminary filing with the SEC of proxy materials to be used to solicit votes for the election of the participant nominees to the Board of Directors of Endocare, Inc. ("Endocare") at the 2003 annual meeting of the stockholders of Endocare or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Meeting").

1. ADDITIONAL INFORMATION.

This is Amendment No. 1, dated April 14, 2003, to the Schedule 14A filed by Dr. Chinn on April 7, 2003, in connection with his ownership of shares of Endocare's common stock.

Dr. Chinn has received numerous, positive responses, by phone, email and facsimile, and on public, internet message boards, to his April 7, 2003 press release and Schedule 14A. Dr. Chinn and the participants in this Schedule 14A are currently reviewing and analyzing comments from fellow Endocare stockholders about their perceptions of the performance of Endocare's management and Board of Directors. Dr. Chinn welcomes the comments of other stockholders of Endocare and encourages other stockholders to contact him through Mackenzie Partners - (800) 322-2885.

2. THE PARTICIPANTS.

The participants in this Schedule 14A include the persons or entities identified below:

         KURT LANDGRAF. Mr. Landgraf, 56, currently serves as President and Chief Executive Officer of Educational Testing Service. Mr. Landgraf formerly served as Chairman and Chief Executive Officer of Dupont Pharmaceuticals Company (a subsidiary of the DuPont Company), Executive Vice President and Chief Operating Officer and Chief Financial Officer of E.I. Dupont De Nemours, President and Chief Executive Officer of The Dupont Merck Pharmaceuticals Company, and Manager, Marketing Analysis and Planning of The Upjohn Company, among other positions. Mr. Landgraf has extensive experience in finance, accounting, marketing and management of all aspects of medical, pharmaceutical and educational companies, both in for-profit and not-for-profit companies. In addition, Mr. Landgraf has lectured in academic settings in economics, labor-relations management and marketing. Mr. Landgraf earned a Bachelor of Science from Wagner College, a Masters of Arts in Economics from Pennsylvania State University, a Masters in Education from Rutgers University, a Masters in Science from Western Michigan University and completed the Advanced Management Program at Harvard Business School. Mr. Landgraf was an officer in the United States Navy and member of the United States Naval Reserve.

         DAVID ELLER. Mr. Eller, 64, formerly served as President of DuPont Pharmaceuticals Company - Europe, and its six European operating subsidiaries. He also served as a strategic advisor to the Chief Operating Officer of The DuPont Company and to the Chairman and Chief Executive Officer of Europe, Africa and Asia for The DuPont Company. He is currently President of Eller Holding Company. In addition, Mr. Eller has over 25 years of senior management and executive level experience with substantial expertise and experience in life sciences, biosciences, and pharmaceutical, as well as oil and gas exploration and production companies. Mr. Eller has served as Chairman of the Board of Regents of the Texas A&M University System, holding the position of Chancellor, as well. Mr. Eller has also served as a director of the Baylor College of Medicine. He earned a Bachelor of Science degree in Engineering from Texas A&M University, attended the Graduate School of Business at Stanford University and completed the Advanced Management Program at the Harvard Business School. In addition, Mr. Eller served as an officer of the United States Army.


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         WILLIAM A. BARRY. Mr. Barry, 59, formerly served as Vice President of
Finance and Managing Director of the European Headquarters of DuPont Pharmaceuticals Company (a subsidiary of the DuPont Company) retiring in January 2002. He currently serves as a Consultant to Bristol-Myers Squibb which acquired DuPont Pharmaceuticals Company in October 2001 in a $7.2B transaction. Mr. Barry's career with DuPont spanned over 30 years with substantial experience in finance, operations, audit and management for chemicals, pharmaceuticals and medical imaging companies.

         DOUGLAS O. CHINN, M.D. Dr. Chinn, 52, is a urologist in private practice and has been performing cryosurgery since 1993. From 1996 through 2002, he served as a consultant and leading proctor to Endocare. He continues to license his patented technology on temperature monitoring and cryosurgery to Endocare and has developed or assisted in the development of Endocare products and training materials. Dr. Chinn has extensive experience in product development and education in cryosurgery. He is co-author of several publications on cryosurgery, and has trained physicians in the United States and world-wide. His B.S. and M.D. degrees are from the University of Southern California.

         JOSEPH L. D'ANGELO. Mr. D'Angelo, 66, is the current Chief Financial Officer of Glesener Pharmacy, Inc., the founder of ten state licensed Board and Care facilities and a chain of photography retail establishments. In addition, Mr. D'Angelo has substantial expertise and experience in management and operations of residential care facilities and was a research chemist. Mr. D'Angelo earned a Bachelor of Science degree from the Philadelphia College of Pharmacy and Science.

         ROBERT PAUL FRY, M.D., JD. Dr. Fry, 78, practiced nine years as an anesthesiologist and another 20 years as a medical malpractice and product liability attorney. Dr. Fry has been retired for the past five years. Dr. Fry earned an undergraduate degree from Georgetown University, his Medical Degree from Temple University, and his law degree from the University of Southern California. In addition, Dr. Fry served as a Captain in the United States Air Force.

         JOHN R. QUEEN. Mr. Queen, 63, retired after 35 years in the securities industry of which 34 were spent with Merrill Lynch, Pierce, Fenner & Smith. He has substantial experience in the management and development of businesses. Prior to retiring, he served as District Director and Senior Vice President of Merrill Lynch's Retail District which encompassed most of Southern California. Mr. Queen also helped found and served on the Board of the Long Beach Grand Prix for 25 years. Mr. Queen serves on the board of several philanthropic organizations and is Chairman elect of the San Diego Symphony Orchestra. He earned a BS in Economics from St. Mary's College of California. Mr. Queen also served in the United States Navy.

         SOLANA CAPITAL PARTNERS, INC. Solana Capital Partners, Inc. is a privately funded venture capital firm that provides investments to information-technology, manufacturing/distribution and medical-device manufacturing companies. Solana Capital Partners, based in Solana Beach, California, was formed in 1999 to invest in sustainable companies with long-term potential for success. Solana Capital focuses on companies requiring investments that may not meet the minimums of many venture capital firms, generally in investments up to $2 million for second-stage and later-stage companies seeking to finance targeted expansion efforts.

         Solana Capital Partners has and intends to provide all of the financing for this Schedule 14A and for any future efforts by the participants in any later filed proxy materials.

3. CERTAIN INFORMATION ABOUT THE PARTICIPANTS.

         Endocare entered into a Consulting Agreement, dated as of January 17, 2000, with Dr. Chinn and Mahlon Chinn, M.D. (collectively, the "Consultants"). Under this Consulting Agreement the Consultants


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were engaged to assist Endocare in its product development for Endocare's
Cryocare System and related technology. Pursuant to a letter dated December 20, 2002 from Endocare to the Consultants, this Consulting Agreement expired at the end of 2002, and Dr. Chinn determined not to extend the Consulting Agreement. Dr. Chinn's determination to not extend the Consulting Agreement was made as a result of Dr. Chinn's dissatisfaction with Endocare's management. Under this Consulting Agreement the Consultants agreed, at all times during the term of this Consulting Agreement and thereafter, to keep in confidence and trust all confidential information received from Endocare and to not directly or indirectly use or exploit any such confidential information other than in the course of performing the Consultants' duties under this Consulting Agreement. The Consultants further agreed to use their best efforts to ensure that such confidential information, and any records or documents containing such information, are not exposed to theft, embezzlement or unauthorized reproduction or disclosure. Dr. Chinn believes that his participation in the events surrounding this Schedule 14A and the preparation or filing of this Schedule 14A do not abrogate his confidentiality obligations under this Consulting Agreement. Under this Consulting Agreement, Endocare paid Dr. Chinn an aggregate amount of $581,069.91.

         Dr. Chinn entered into a License Agreement, dated as of February 14, 1997, pursuant to which Dr. Chinn granted to Endocare a license certain of Dr. Chinn's proprietary technology and information. This License Agreement is currently in full force and effect. Pursuant to this License Agreement, Endocare has paid to Dr. Chinn an aggregate amount of $77,987.45 and issued to Dr. Chinn a warrant to purchase 25,000 shares of common stock of Endocare at $9.00 per share. Although Dr. Chinn has not received any current information on the financial results of Endocare and on royalties owed to him for his license under the License Agreement, Dr. Chinn believes that Endocare is past due on payments owed to Dr. Chinn under the License Agreement. Dr. Chinn believes that his participation in the events surrounding this Schedule 14A and the preparation or filing of this Schedule 14A do not abrogate his confidentiality obligations under this License Agreement.

4. AGREEMENTS AMONG THE PARTICIPANTS.

         Solana Capital Partners, Inc. ("Solana") has entered into a Consulting Agreement, dated as of March 4, 2003, with David Eller and William Barry. Mr. Eller and Mr. Barry provided consulting services including assistance in assessing Endocare's current management team, operations and business potential. This Consulting Agreement contained a term of one (1) month and terminated as of April 4, 2003. Under this Consulting Agreement, Mr. Eller and Mr. Barry each received $10,000 for their consulting services. In addition, Mr. Eller and Mr. Barry received reimbursement for their reasonable out-of-pocket expenses incurred in their performance under this Consulting Agreement. This Consulting Agreement also permitted the use of Mr. Eller and Mr. Barry's names as potential nominees for election as directors and officers of Endocare, in the event that the participants to this Schedule 14A endeavored to nominate candidates for election as directors of Endocare, subject to the execution of agreements containing mutually acceptable terms, between Endocare and Mr. Barry and Mr. Eller. In addition, Solana Capital and Messrs. Eller and Barry are currently discussing entering into an extension of the Consulting Agreement.

                            SUPPLEMENTAL INFORMATION

                  In addition to this filing, Dr. Chinn will file any additional soliciting material under Rule 14a-12 which is used in connection with the solicitation of proxies. Dr. Chinn will also file with the SEC all proxy materials used to solicit votes for the election of his nominees as directors of Endocare at the Meeting.

                  Dr. Chinn strongly advises all stockholders of Endocare to read the proxy statement when it is available because it will contain important information. Such proxy statement will be available at no charge on the SEC's web site at HTTP://WWW.SEC.GOV. In addition, the participants in any solicitation will provide copies of the proxy statement without charge upon request. Requests for copies should be directed to the participants' proxy solicitor at its toll-free number: (800) 322-2885.

                  Dr. Chinn is the beneficial owner of 50,083 shares of Common Stock of Endocare. Solana Capital owns 1,000 shares of Common Stock of Endocare. None of the other potential participants in the potential proxy solicitation own shares of Endocare's Common Stock.

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